UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2005 (November 2, 2005)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Board of Directors Compensation

The Compensation Committee of the Board of Directors of Nationwide Financial Services, Inc. (NFS) periodically reviews the appropriateness of non-employee director compensation. On November 2, 2005, the Board of Directors of NFS, upon the recommendation of the Compensation Committee, approved the following changes to the compensation arrangements for NFS’ non-employee directors:

•	the annual cash retainer for all non-employee directors was increased from $32,500 to $45,000

•

the annual equity retainer for all non-employee directors was increased from a combination of: (1) a grant of shares of NFS’ Class A common stock having a value of $32,500; and (2) a stock option grant valued at $45,000 to a grant of deferred stock units or restricted stock having a value of $90,000; and

•

the $500 fee per committee meeting paid to committee chair was eliminated and replaced with annual retainers of $15,000 for the audit committee chair and $6,000 for the chair of each other committee of the Board of Directors

A summary of Director Compensation, which includes these changes, is attached hereto as Exhibit 10.1.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 10.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC.
(Registrant)

Date: November 7, 2005	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer